                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

            We consent to the reference to our firm under the caption  "Experts"
in the  Registration  Statement  (Form S-8)  pertaining to the Incentive and Non
Qualified Stock Option Plan of United Capital Corp. and to the  incorporation by reference  therein of our report dated  February  14, 2001,  with respect to the financial statements of United Capital Corp. and subsidiaries as at December 31,
2000 and for each of the two  years  in the  period  ended  December  31,  2000, included in its Annual  Report (Form 10-K) for the year ended  December 31, 2001 filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, NY
August 22, 2002